UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): January 20, 2015

ENDONOVO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-176954	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

 Registrant's telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 20, 2015 we entered into an Equity Purchase Agreement (“EPA”) and a Registration Rights Agreement (“RRA”) with Kodiak Capital Group, LLC (“Kodiak”) in order to establish a source of funding for us. Under the EPA, Kodiak has agreed to provide us with up to $3,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, we can deliver puts to Kodiak under the EPA under which Kodiak will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $3,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Kodiak until the earlier of June 30, 2016 or the date on which Kodiak has purchased an aggregate of $3,000,000 of put shares. The number of shares of our common stock that Kodiak will purchase pursuant to each put notice will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at the greater of (i) seventy (70%) of the Market Price (the “Calculated Price”) for our common stock with Market Price being defined as the lowest daily volume weighted average price for our common stock for any trading day during the five consecutive trading days immediately following the date of our put notice to Kodiak (the “Valuation Period”) or (ii) a minimum price set by us in the put notice (the “Company’s Price”).  However, if the Calculated Price is below the Company’s Price, Kodiak may elect not to purchase some or all of the shares subject to the Put Notice. There is no minimum or maximum amount that we may put to Kodiak at any one time. Pursuant to the Equity Purchase Agreement, Kodiak and its affiliates will not be required to purchase shares of our common stock that would result in Kodiak’s beneficial ownership equaling more than 9.99% of our outstanding common stock.  In connection with the EPA we have issued 215,000 shares of our common stock to Kodiak as a commitment fee.  The RRA required us to file an S-1 registration statement with the SEC on or before March 31, 2015 which covers the 215,000 shares and the shares subject to the EPA.  The foregoing is not a full statement of the EPA and the RRA and all statements made herein are qualified in their entirety by the full copies of the EPA and the RRA which have been filed as an exhibit hereto.

Item 9.01  Financial Statements and Exhibits.

(a)

Financial Statements -None

(b)

Exhibits

10.1

Equity Purchase Agreement between the Registrant and Kodiak Capital Partners, LLC, dated January 20, 2015.

10.2

Registration Rights Agreement between the Registrant and Kodiak Capital Partners, LLC, dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2015

ENDONOVO THERAPEUTICS, INC.

By:	/s Alan Collier
Alan Collier Chief Executive Officer